Exhibit 99.1

STRICTLY PRIVATE AND CONFIDENTIAL	April 9, 2017

TERM SHEET

SETTLEMENT OF CLAIMS1

Settlement Consideration and Release:

Straight Path Communications Inc. (“Straight Path”) and IDT Corporation (“IDT”) to execute a Settlement Agreement to provide for, among other things, the following steps to be completed as soon as practicable and no later than 45 days following the date of the Settlement Agreement (the “Closing Date”):

1.    IDT to pay Straight Path (including on behalf of its subsidiaries) $16 million in cash, comprised of (i) $10 million (along with the Contingent Payment Rights described below) as a settlement of claims asserted against IDT by Straight Path and (ii) $6 million in cash in exchange for the Current Patent Portfolio (described below);

2.    All shareholders of Straight Path IP Group, Inc. (“Existing SPIP”) to transfer all of their Existing SPIP shares to a newly formed Delaware corporation (“New SPIP”) in exchange for identical New SPIP shares, followed by a conversion of Existing SPIP to a Delaware limited liability company (“SPIP LLC”). Following the conversion, (i) the equity capital structure of SPIP LLC to be recapitalized to include the Contingent Payment Right (as described below), and (ii) SPIP LLC to transfer to New SPIP those assets and liabilities not utilized in connection with the Current Patent Portfolio (described below) and the assertion of rights in connection therewith (SPIP LLC to be a disregarded entity and then taxable as a partnership);

3.    New SPIP to transfer the Contingent Payment Right to Straight Path in redemption of a corresponding amount of New SPIP shares held by Straight Path;

4.    Straight Path to transfer its remaining New SPIP shares to IDT (or a designee or assignee of IDT);

5.    Straight Path and IDT to execute mutual general releases of claims, including but not limited to indemnification claims relating to any FCC investigation or consent decree, class action, derivative action or any other claim, threatened or otherwise, known or unknown, arising from any action by the other party, its affiliates, subsidiaries, shareholders, officers or directors; provided that such release does not release either party’s obligations under the Tax Separation Agreement between IDT and Straight Path, dated July 31, 2013.

The payment of the settlement consideration under paragraph 1, subclause (i) above to be reported as a tax-free contribution to capital by IDT to Straight Path effective prior to the spin-off.

[1]	NTD: This settlement structure is subject to tax review and satisfactory completion of due diligence on the IP claims.

Straight Path IP Group:

IDT and SPIP LLC agree to use commercially reasonable efforts to assert all patent rights, including all ownership, license, or other rights in the patents held by SPIP LLC at the Effective Time (the “Current Patent Portfolio”).

IDT, its affiliate, subsidiary, or assignee to agree to provide $20 million in cash or services to SPIP LLC (directly or through New SPIP) to be used for prosecuting and asserting the Current Patent Portfolio, except if the relevant patents or claims are held to be invalid or the lawsuits may not be asserted in a commercially reasonable manner. No more than $5 million of services shall be provided directly by IDT employees or executives without the approval by the Trust (described below), which consent shall not be unreasonably withheld, delayed or conditioned.

SPIP LLC (and any successor) to have the sole purpose of holding, defending and prosecuting the Current Patent Portfolio (and making the payments described herein).

SPIP LLC shall not, and IDT shall not cause SPIP LLC to, sell, transfer or assign all or any part of SPIP LLC's interest in the Current Patent Portfolio to any IDT affiliate or subsidiary, or to any person who is a director, officer or employee of IDT or any of its affiliates and subsidiaries, or where such transaction would otherwise constitute a related party transaction, unless (i) the Trust consents to the proposed sale, transfer or assignment, or (ii) the Current Patent Portfolio remains subject to the Contingent Payment Right.

Contingent Payment Right:

A membership interest in the SPIP LLC which is entitled to distributions of any revenue with respect to the Current Patent Portfolio reasonably promptly following the receipt of such revenue equal to 22% of any “Net Recovery.” For the sake of clarity, in the event of a sale or assignment of IDT’s interest in New SPIP or SPIP LLC, the proceeds of such sale or assignment shall belong entirely to IDT, and the parties hereto have no Contingent Payment Right with respect to such proceeds.

“Net Recovery” means all revenue received by SPIP LLC as the result of any license, transfer, or assignment of any part of the Current Patent Portfolio, or any settlement, award, or judgment involving any part of the Current Patent Portfolio, less out-of-pocket third party fees, expenses and costs actually incurred by SPIP LLC or IDT, and the reasonable services provided by IDT its employees or executives, after the Effective Date (including any payment made to law firms and other vendors following the Effective Date regardless of when those payments were earned) in patent prosecution or patent litigation (if any) related to the settlement award or judgment resulting in such revenue, including but not limited to any attorneys’ fees, consultant or court costs, fees of experts and other costs and expenses related to the assertion of the patent rights.

Net Recovery to be subject to verification through an audit procedure, not to be exercised more than once per year (the cost of which shall be paid by the Trust).

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Trust:[2]

Straight Path to form a trust (the “Trust”) and transfer the Contingent Payment Right to such trust in exchange for a single class of beneficial interests in such trust. If the independent directors of Straight Path immediately prior to the Effective Time are not the initial trustees of such trust, any replacement trustees must be third parties who had no involvement whatsoever in resolving the disputes underlying this settlement agreement and must be approved by IDT, such consent not to be unreasonably withheld, delayed or conditioned.

The trust interests will be non-transferable and non-assignable, in whole or in part. The interests will not be registered as securities under the U.S. Securities Exchange Act of 1934, as amended.

Straight Path to fund the trust in the amount of $4.5 million to pay all expenses of the trust, including administration expenses, compensation, fees and expenses of the trustees, indemnification amounts, insurance premiums, and fees and expenses of attorneys, consultants and other experts retained by, or at the direction of, the trustees. IDT to have no responsibility for any expenses of the trust.

The trust is intended to be classified as a grantor trust for U.S. federal income tax purposes.

Distribution to Straight Path Stockholders:	Straight Path to distribute the trust interests to Straight Path stockholders as a special dividend prior to the Closing Date.

Right to Assign:

IDT may assign its rights and interest to an affiliate or a third party, except it cannot assign its rights to a defendant in one of its IP lawsuits without the Trust’s consent unless the funds paid in respect of such transfer are included as revenue in the calculation of Net Recovery for purposes of the Contingent Payment Right.

Final Agreement:	This Term Sheet is intended by the parties to be an outline of the terms for certain matters to be entered into between the parties after signing. It is intended that such terms shall be incorporated into the Settlement Agreement signed by the parties. Additional terms and conditions may also be agreed upon in the Settlement Agreement. If for any reason more definitive documents have not been signed by the parties prior to the Closing Date set forth in any Merger Agreement into which Straight Path enters, this Term Sheet shall be the final and binding agreement with respect to the matters addressed herein. This term sheet supersedes the term sheet entered into by the parties on April 6, 2017.

[2]	NTD: The form of entity to hold the Contingent Payment Right for the benefit of Straight Path stockholders subject to further tax and other considerations.

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IN WITNESS WHEREOF, each of the parties has caused this Term Sheet to be executed as of the date first written above.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Dave Breau
Name: Dave Breau
Title: General Counsel

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name: Shmuel Jonas
Title: CEO

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